EXHIBIT NO. 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of SVI Holdings, Inc. on Form S-8 of our report dated May 14, 1999 (except for Note 15, as to which the date is June 3, 1999), appearing in the Annual Report on Form 10-KSB of SVI Holdings, Inc. for the year ended March 31, 1999.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
January 13, 2000


                                       7